Exhibit 10(c)

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER ANY FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS UNLESS AND UNTIL THE HOLDER HEREOF PROVIDES (i) INFORMATION REASONABLY NECESSARY TO CONFIRM THAT SUCH REGISTRATION IS NOT REQUIRED OR (ii) AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.



                                 PROMISSORY NOTE


     FOR VALUE RECEIVED, the undersigned, THE BEARD COMPANY, an Oklahoma corporation (the "Borrower"), promises to pay to the order of __________________ (the payee, its successors and assigns are hereinafter called the "Lender"), at Suite 320, 5600 North May Avenue, Oklahoma City, Oklahoma 73112, or at such other place as may be designated in writing by the Lender, the principal sum of _____________ DOLLARS ($______________), together with interest thereon at the rate hereinafter stated:

          Prior to Default the unpaid principal balance of this Note will bear interest at the per annum rate equal to ten percent (10%). Interest will be paid quarterly commencing on September 30, 2002, and semi-annually thereafter commencing on March 31, 2003 until this Note is paid in full. All interest will be computed for the actual number of days elapsed at a per diem charge based on a year consisting of three hundred sixty (360) days.

          The entire unpaid principal balance of this Note plus all accrued and unpaid interest thereon will be due and payable on the Maturity Date.

     1. Definitions. As used in this Note, "Maturity Date" means the earlier of:
(a) the date the Lender notifies the Borrower that the unpaid principal balance of this Note is due based on the occurrence of an event of Default which has not been timely cured; (b) within ten (10) days after receipt by Borrower of the receipt of the McElmo Dome Settlement, as defined in Section 8 hereof; or (c) September 30, 2003; provided however, at the option of the Borrower, the Maturity Date may be extended for a period of eighteen (18) months in the event the McElmo Dome Settlement has not been received by such date.

     2. Allocation of Payments. All payments on this Note will be applied first to the payment of accrued interest and the balance will be applied in reduction of the principal balance hereof provided that no payment will be applied to this Note until received by the Lender in collected funds.

     3. Payments. If any payment under this Note becomes due and payable on a day other than a business day, the maturity thereof will be extended to the next succeeding business day and such extension of time will in such case be included in the computation of payments of interest.

     4. Prepayment. The Borrower will have the right to prepay this Note in whole or in part at any time and from time to time without premium or penalty.

     5. Expenses. The Borrower agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the Lender's rights hereunder or under any instrument securing payment of this Note, the Borrower will pay the Lender's reasonable attorneys' fees, all court costs and all other expenses incurred by the Lender in connection therewith.

     6. Default Interest. Any sum not paid when due, by acceleration or otherwise, will bear interest at the per annum rate equal to thirteen percent (13%) and such interest which has accrued will be paid at the time of and as a condition precedent to curing any Default hereunder.

     7. Governing Law. This Note is to be construed according to the internal laws of the State of Oklahoma.

     8. McElmo Dome Settlement. The Borrower covenants and agrees that so long as this Note remains unpaid, it will not pledge or grant a security interest in any proceeds or potential proceeds of settlement (the McElmo Dome Settlement") of the litigation filed by Borrower and others on October 22, 1996 in the U.S. District Court of Colorado against Shell Oil Company, Shell Western E&P, Inc., Mobil Producing Texas and New Mexico, Inc. and Cortez Pipeline Company, a Partnership.

     9. Grant of Security Interest in McElmo Dome Field. In the event the Maturity Date is extended as provided in Section 1(c) hereof, the Borrower shall grant a security interest in its working and overriding royalty interests in a producing carbon dioxide gas unit known as the McElmo Dome Unit in Montezuma and Dolores Counties of western Colorado, pari passu, with the William M. Beard and Lou Beard 1988 Charitable Unit Trust and the holders of other notes issued by Borrower pursuant to the Borrower's Confidential Private Placement Memorandum dated March 21, 2002, and the Supplement thereto dated April 16, 2002.

     10. Default. On the breach of any provision of this Note, at the option of the Lender, the entire indebtedness evidenced by this Note will become immediately due, payable and collectible then or thereafter as the Lender might elect, regardless of the stated date of maturity hereof. Failure by the Lender to exercise such option will not constitute a waiver of the right to exercise the same in the event of any subsequent default.

     11. Other Parties. The makers, endorsers, sureties, guarantors and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment. Said parties consent to any extension of time (whether one or more) of payment hereof, release of all or any part of the security for the payment hereof or release of any party liable for the payment of this obligation. Any such extension or release may be made without notice to any such party and without discharging such party's liability hereunder.

     IN WITNESS WHEREOF, the Borrower has executed this instrument effective the date first above written.

                                   THE BEARD COMPANY, an Oklahoma corporation


                                   By
                                       Herb Mee, Jr., President

                                  (the "Borrower")